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                                                                    EXHIBIT 10.3


                                    GUARANTY


       This Guaranty dated as of March 23, 1998 (this "Agreement") is made by Denali Incorporated, a Delaware corporation (the "Guarantor"), in favor of NationsBank of Texas, N.A., in its capacity as agent (the "Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

       This Agreement is given in connection with the Amended and Restated Credit Agreement dated as of March 23, 1998 (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein) among Guarantor, Fluid Containment, Inc., Ershigs, Inc., SEFCO, Inc., Biloxi Ershigs, Inc., certain financial institutions which are or may become parties thereto (the "Banks"), and the Agent. Each of Fluid Containment, Inc., Ershigs, Inc., SEFCO, Inc., and Biloxi Ershigs, Inc. (collectively, "Subsidiary Borrowers") is a Subsidiary of the Guarantor. Because Guarantor owns the Subsidiary Borrowers, Guarantor will obtain substantial benefit from the extensions of credit made to the Subsidiary Borrowers under the Credit Agreement.

       This Agreement is an amendment and restatement of the Unconditional Guaranty executed in connection with the Existing Credit Agreement, not a new or substitute guaranty agreement or a novation of the Unconditional Guaranty executed in connection with the Existing Credit Agreement.

       Therefore, to induce the Agent and the Banks to enter into the Credit Agreement, the Guarantor agrees with the Agent as follows:

Section 1. Guaranty. The Guarantor irrevocably guarantees to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Subsidiary Borrowers to the Agent and the Banks and, with respect to the Interest Hedge Agreements, the Banks and their Affiliates under the terms of the Credit Agreement, any Interest Hedge Agreements, and the other Loan Documents, including amounts owed under the terms of the Credit Agreement and the other Loan Documents for which the Subsidiary Borrowers have obtained relief under bankruptcy or other laws providing for relief from creditors, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other
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modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and the Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations is not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify the Guarantor of such default and make demand for payment hereunder, the Guarantor shall immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. The Guarantor shall make each payment to the Agent in Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to the Guarantor against any and all of the obligations of the Guarantor under this Agreement. The Agent agrees to promptly notify the Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

Section 2.    Guaranty Absolute.

       2.1 This Agreement shall be deemed accepted by the Agent for the benefit of itself and the Banks upon receipt, and the obligations of the Guarantor under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

       2.2 The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The Guarantor agrees that its obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which it might otherwise have which relate to:

              (a) Any lack of validity or enforceability of the Guaranteed Obligations, any of the Loan Documents, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;

              (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any




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full or partial release of the Subsidiary Borrowers, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Subsidiary Borrowers, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Subsidiary Borrowers, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

              (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

              (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Subsidiary Borrowers, the Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that the Guarantor shall not be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor thereunder); or

              (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

       2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Bank must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to the Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of the Guarantor that the





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Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

       2.4    (a)    The Guarantor owns the Subsidiary Borrowers.  The
Guarantor has agreed to enter into this Agreement so that the Subsidiary Borrowers can receive the benefits of the Guaranteed Obligations.

              (b) In consummating the transactions contemplated by the Loan Documents, the Guarantor does not intend to disturb, delay, hinder, or defraud either present or future creditors of the Guarantor. The Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Subsidiary Borrowers and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of the Guarantor's contingent obligations under this Agreement and the value of the subrogation and contribution claims the Guarantor could make in connection with this Agreement, and assuming each of the transactions contemplated by the Loan Documents is consummated and the Subsidiary Borrowers make full use of the credit facilities thereunder, the present realizable fair market value of the assets of the Guarantor exceeds the total obligations of the Guarantor, and the Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.

              (c) If notwithstanding the foregoing it is judicially determined with respect to the Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then the Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render the Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

              (d) The Guarantor agrees that it and any other guarantors of the Guaranteed Obligations shall have rights of contribution and subrogation against each other with respect to any payments made in connection with the Guaranteed Obligations.

Section 3.    Unimpaired Collection.

       3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by the Guarantor under this Agreement, to show any proof of a default by a Subsidiary Borrower, to exhaust the Agent's remedies against the Subsidiary Borrowers, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed





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Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code, Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Agent nor the Banks shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

       3.2 All Subordinated Obligations of the Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

              (a) As used herein, the term "Subordinated Obligations" for the Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed to the Guarantor by the Subsidiaries of the Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person liable for the payment or performance of the Guaranteed Obligations, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to the Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509, or under Chapter 34 of the Texas Business and Commerce Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against any of the Guarantor's Subsidiaries, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

              (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), the Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of the Guarantor.

              (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of any of the Guarantor's Subsidiaries, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed





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Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations, and all payments to which the Guarantor would be entitled to collect or receive on the Subordinated Obligations shall be paid over to the Agent for application to the Guaranteed Obligations.

              (d) Following notice from the Agent to any of the Guarantor's Subsidiaries that a Default exists and that no further payments shall be made on the Subordinated Obligations of the Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations.

              (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent which secures the Guaranteed Obligations. At the request of the Agent, the Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

              (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to the Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of the Guarantor hereunder.

              (g) The Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations without the prior written permission of the Agent and unless the Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

              (h) If any amount shall be paid to the Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.    Miscellaneous.

       4.1 The Guarantor agrees that this Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All covenants of the Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not





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specified in this Agreement, the due date shall be the date on which the Agent demands payment therefor. The Agent's remedies under this Agreement and the Loan Documents to which the Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which the Guarantor is a party shall act as a waiver of the Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought and as provided in the Credit Agreement. This Agreement shall bind and inure to the benefit of the Guarantor, the Agent, the Banks, and their respective successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between the Guarantor and the Agent provided for in this Agreement and the Loan Documents to which the Guarantor is a party shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by the Guarantor or the Agent in written notice to the other party. All such notices shall be effective at the times provided for in Section 8.6 of the Credit Agreement.

If to the Guarantor:

       Denali Incorporated
       1360 Post Oak Boulevard, Suite 2470
       Houston, Texas 77056
       Attn:  R. Kevin Andrews
       Telephone:  (713) 627-0933
       Telecopier:  (713) 627-0937

If to the Agent:

       NationsBank of Texas, N.A.,
       700 Louisiana, 7th Floor
       Houston, Texas 77002
       Attn: Mark W. Montgomery
       Telephone:    (713) 247-7155
       Telecopier:   (713) 247-7175


       4.2 WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING





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OUT OF OR RELATING TO THE LOAN DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       EXECUTED as of the date first above written.



                                           DENALI INCORPORATED


                                           By: /s/ R. Kevin Andrews
                                              ----------------------------------
                                                  R. Kevin Andrews
                                                  Treasurer





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